Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Brad Edwards
+1 610-208-3892	The Plunkett Group
wrudolph@cartech.com	+1 212-739-6740
brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS THIRD QUARTER FISCAL YEAR 2018 RESULTS

Reported Earnings Per Share of $0.63; Excluding Special Items, Adjusted Earnings Per Share of $0.60

Net sales of $572.2 million; sequential sales growth across all end-use markets

Specialty Alloys Operations (SAO) best Q3 performance since fiscal year 2013

CalRAM acquisition advances solutions provider strategy

PHILADELPHIA — April 26, 2018 — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal third quarter ended March 31, 2018.  The Company reported net income of $30.2 million, or $0.63 earnings per diluted share. Excluding special items, adjusted earnings per diluted share was $0.60 in the quarter.

“Our third quarter results highlight the continued momentum in our business as we successfully execute our strategy to capitalize on rising market demand trends across our portfolio, unlock incremental capacity through the Carpenter Operating Model, and strategically invest in our business to drive long-term, sustainable growth,” said Tony Thene, Carpenter’s President and CEO.  “Our commercial team is making additional progress penetrating our end-use markets, and we are gaining market share from current and new customers who recognize the value of our high-end specialty alloys and solutions-focused approach.”

“We drove sequential revenue gains across all of our end-use markets during the third quarter, with three delivering double digit growth.  We are continuing to benefit from solid demand in our Aerospace and Defense end-use market, where we generated healthy sequential growth across all sub-markets. We are also seeing positive momentum from the ongoing recovery in the oil & gas sub-market and continued strong demand for our titanium solutions in the Medical end-use market.”

“As we add to our growing backlog and gain market share, we remain focused on driving continual improvement in our manufacturing processes through the implementation of the Carpenter Operating Model. We also continue to invest for the long-term by strengthening our capabilities in core growth areas including additive manufacturing. The acquisition of CalRAM provides direct entry into the rapidly expanding part production segment of the additive manufacturing value chain and builds upon our existing metallurgical processing and materials expertise.  The combination of CalRAM’s production capabilities and our existing additive manufacturing assets, will allow us to provide customers the optimal solution consisting of the right part made with the right material to meet their demanding application needs. The investments we are making in advanced solutions like additive manufacturing and soft magnetics are integral to delivering the critical applications that will define the future of our industry and secure our long-term growth trajectory.”

Financial Highlights

	Q3	Q3	Q2
($ in millions)	FY2018	FY2017	FY2018
Net Sales	$572.2	$473.6	$487.8
Net Sales Excluding Surcharge (a)	$472.5	$412.9	$415.5
Operating Income	$45.2	$35.8	$40.8
Operating Income Excluding Pension EID (a)	$45.7	$41.4	$41.3
Net Income	$30.2	$20.7	$92.1
Cash Provided from Operating Activities	$73.4	$61.7	$24.7
Free Cash Flow (a)	$34.5	$6.1	$(10.7)

(a)   Non-GAAP financial measure explained in attached schedules

Net sales for the third quarter of fiscal year 2018 were $572.2 million compared with $473.6 million in the third quarter of fiscal year 2017, an increase of $98.6 million (or 20.8 percent), on 8.9 percent higher volume.  Net sales excluding surcharge were $472.5 million, an increase of $59.6 million (or 14.4 percent) from the same period a year ago.

Operating income was $45.2 million compared to $35.8 million in the prior year period. Operating income—excluding pension earnings, interest and deferrals (EID)—was $45.7 million, compared to $41.4 million in the prior year period.  These results primarily reflect stronger market conditions driving increased product demand compared to the same quarter a year ago.

Cash provided from operating activities in the third quarter of fiscal year 2018 was $73.4 million, compared to $61.7 million in the same quarter last year.  The increase in operating cash flow was primarily related to the reduction in inventory in the current quarter of $40.5 million compared with an inventory increase of $14.9 million in the same quarter a year ago. The inventory reduction was partially offset by increasing accounts receivable driven by higher sales in the current quarter.

Free cash flow in the third quarter of fiscal year 2018 was $34.5 million, compared to $6.1million in the same quarter last year. Capital expenditures were $25.2 million in the third quarter of fiscal year 2018 compared to $18.0 million in the same quarter last year.

Total liquidity, including cash and available revolver balance, was $440.8 million at the end of the third quarter of fiscal year 2018.  This consisted of $46.8 million of cash and $394.0 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter will host a conference call and webcast presentation today, April 26th at 10:00 a.m. ET, to discuss the financial results of operations for the third quarter of fiscal year 2018. Please dial +1 412-317-9259 for access to the live conference call.  Access to the live webcast will be available at Carpenter’s website (http://www.cartech.com), and a replay will soon be made available at http://www.cartech.com. Presentation materials used during this conference call will be available for viewing and download at http://www.cartech.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a leading producer and distributor of premium specialty alloys, including titanium alloys, nickel and cobalt based superalloys, stainless steels, alloy steels and tool steels. Carpenter’s high-performance materials and advanced process solutions are an integral part of critical applications used within the aerospace, transportation, medical and energy markets, among other markets. Building on its history of innovation, Carpenter’s powder technology capabilities support a range of next-generation products and manufacturing techniques, including additive manufacturing and 3D Printing. Information about Carpenter can be found at www.cartech.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2017, Form 10-Q for the quarters ended September 30, 2017 and December 31, 2017, and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; and (15) fluctuations in oil and gas prices and production. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017

NET SALES	$572.2	$473.6	$1,539.7	$1,289.9
Cost of sales	476.2	390.5	1,272.4	1,098.3
Gross profit	96.0	83.1	267.3	191.6

Selling, general and administrative expenses	50.8	47.3	139.6	139.0
Operating income	45.2	35.8	127.7	52.6

Interest expense	(7.5)	(7.7)	(22.0)	(22.5)
Other income, net	—	1.0	0.9	2.0

Income before income taxes	37.7	29.1	106.6	32.1
Income tax expense (benefit)	7.5	8.4	(39.1)	10.6

NET INCOME	$30.2	$20.7	$145.7	$21.5

EARNINGS PER COMMON SHARE:
Basic	$0.63	$0.44	$3.06	$0.45
Diluted	$0.63	$0.44	$3.04	$0.45

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47.2	47.0	47.2	47.0
Diluted	47.7	47.1	47.5	47.1

Cash dividends per common share	$0.18	$0.18	$0.54	$0.54

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Nine Months Ended
	March 31,
	2018	2017
OPERATING ACTIVITIES:
Net income	$145.7	$21.5
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	87.2	88.8
Deferred income taxes	(68.9)	37.4
Net pension expense	10.6	39.7
Share-based compensation expense	12.8	10.0
Net loss on disposals of property and equipment and assets held for sale	2.0	2.2
Changes in working capital and other:
Accounts receivable	(54.4)	(15.0)
Inventories	(41.1)	(89.0)
Other current assets	(15.6)	3.6
Accounts payable	16.9	40.6
Accrued liabilities	5.5	4.9
Pension plan contributions	(5.7)	(100.0)
Other postretirement plan contributions	(2.5)	(2.4)
Other, net	(1.8)	(6.0)
Net cash provided from operating activities	90.7	36.3
INVESTING ACTIVITIES:
Purchases of property, equipment and software	(80.9)	(63.1)
Proceeds from disposals of property and equipment and assets held for sale	2.0	—
Acquisition of businesses	(13.3)	(35.3)
Proceeds from note receivable from the sale of equity method investment	6.3	6.3
Net cash used for investing activities	(85.9)	(92.1)
FINANCING ACTIVITIES:
Credit agreement borrowings	—	122.1
Credit agreement repayments	—	(122.1)
Net change in short-term credit agreement borrowings	—	14.2
Dividends paid	(25.8)	(25.6)
Payments of debt issue costs	—	(1.4)
Tax benefits on share-based compensation	—	0.4
Proceeds from stock options exercised	4.5	2.2
Withholding tax payments on share-based compensation awards	(0.9)	(0.8)
Net cash used for financing activities	(22.2)	(11.0)
Effect of exchange rate changes on cash and cash equivalents	(2.1)	1.4
DECREASE IN CASH AND CASH EQUIVALENTS	(19.5)	(65.4)
Cash and cash equivalents at beginning of period	66.3	82.0
Cash and cash equivalents at end of period	$46.8	$16.6

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	March 31,	June 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$46.8	$66.3
Accounts receivable, net	349.3	290.4
Inventories	732.6	690.4
Other current assets	62.6	46.5
Total current assets	1,191.3	1,093.6
Property, plant and equipment, net	1,295.6	1,316.8
Goodwill	273.7	263.4
Other intangibles, net	59.9	64.9
Deferred income taxes	5.6	7.6
Other assets	165.8	131.8
Total assets	$2,991.9	$2,878.1

LIABILITIES
Current liabilities:
Current portion of long-term debt	$55.0	$55.0
Accounts payable	217.7	201.1
Accrued liabilities	128.4	139.9
Total current liabilities	401.1	396.0
Long-term debt, net of current portion	546.3	550.0
Accrued pension liabilities	367.0	378.3
Accrued postretirement benefits	124.0	122.6
Deferred income taxes	130.8	184.8
Other liabilities	51.6	47.8
Total liabilities	1,620.8	1,679.5

STOCKHOLDERS’ EQUITY
Common stock	277.4	276.7
Capital in excess of par value	299.8	284.8
Reinvested earnings	1,441.7	1,321.8
Common stock in treasury, at cost	(339.8)	(341.6)
Accumulated other comprehensive loss	(308.0)	(343.1)
Total stockholders’ equity	1,371.1	1,198.6
Total liabilities and stockholders’ equity	$2,991.9	$2,878.1

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Pounds sold (000):
Specialty Alloys Operations	66,866	61,006	188,136	164,682
Performance Engineered Products	2,946	2,840	9,754	7,604
Intersegment	(914)	(576)	(5,382)	(1,550)
Consolidated pounds sold	68,898	63,270	192,508	170,736

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$381.3	$322.4	$1,038.7	$876.4
Surcharge	101.1	60.9	246.9	170.6
Specialty Alloys Operations net sales	482.4	383.3	1,285.6	1,047.0

Performance Engineered Products
Net sales excluding surcharge	107.5	98.5	312.6	259.7
Surcharge	0.4	0.2	0.8	0.7
Performance Engineered Products net sales	107.9	98.7	313.4	260.4

Intersegment
Net sales excluding surcharge	(16.3)	(8.0)	(53.5)	(16.6)
Surcharge	(1.8)	(0.4)	(5.8)	(0.9)
Intersegment net sales	(18.1)	(8.4)	(59.3)	(17.5)

Consolidated net sales	$572.2	$473.6	$1,539.7	$1,289.9

Operating income:
Specialty Alloys Operations	$58.0	$51.9	$158.3	$112.6
Performance Engineered Products	5.4	4.7	18.1	2.7
Corporate costs	(18.0)	(15.8)	(44.9)	(45.6)
Pension earnings, interest and deferrals	(0.5)	(5.6)	(1.6)	(18.2)
Intersegment	0.3	0.6	(2.2)	1.1
Consolidated operating income	$45.2	$35.8	$127.7	$52.6

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, the CalRAM business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet and CPP businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense, or pension earnings, interest and deferrals (pension EID), is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included under the heading “Pension earnings, interest and deferrals”.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
OPERATING MARGIN EXCLUDING SURCHARGE, PENSION EARNINGS, INTEREST AND DEFERRALS AND SPECIAL ITEMS
Net sales	$572.2	$473.6	$1,539.7	$1,289.9
Less: surcharge	99.7	60.7	241.9	170.4
Net sales excluding surcharge	$472.5	$412.9	$1,297.8	$1,119.5

Operating income	$45.2	$35.8	$127.7	$52.6
Pension earnings, interest and deferrals	0.5	5.6	1.6	18.2
Operating income excluding pension earnings, interest and deferrals	45.7	41.4	129.3	70.8

Special items:
Pension curtailment charge	—	—	—	0.5
Operating income excluding pension earnings, interest and deferrals and special items	$45.7	$41.4	$129.3	$71.3

Operating margin	7.9%	7.6%	8.3%	4.1%

Operating margin excluding surcharge, pension earnings, interest and deferrals and special items	9.7%	10.0%	10.0%	6.4%

Management believes that removing the impacts of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company. Management also believes that removing the impact of the special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS
Three months ended March 31, 2018, as reported	$37.7	$(7.5)	$30.2	$0.63

Special items:
Impact of US tax reform and other legislative changes	—	(1.6)	(1.6)	(0.03)

Three months ended March 31, 2018, as adjusted	$37.7	$(9.1)	$28.6	$0.60

* Impact per diluted share calculated using weighted average common shares outstanding of 47.7 million for the three months ended March 31, 2018.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS
Three months ended March 31, 2017, as reported	$29.1	$(8.4)	$20.7	$0.44

Special items:
None reported	—	—	—	—

Three months ended March 31, 2017, as adjusted	$29.1	$(8.4)	$20.7	$0.44

* Impact per diluted share calculated using weighted average common shares outstanding of 47.1 million for the three months ended March 31, 2017.

	Income Before Income Taxes	Income Tax Benefit (Expense)	Net Income	Earnings Per Diluted Share**
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS
Nine months ended March 31, 2018, as reported	$106.6	$39.1	$145.7	$3.04

Special items:
Impact of US tax reform and other legislative changes	—	(67.6)	(67.6)	(1.41)

Nine months ended March 31, 2018, as adjusted	$106.6	$(28.5)	$78.1	$1.63

** Impact per diluted share calculated using weighted average common shares outstanding of 47.5 million for the nine months ended March 31, 2018.

	Income Before Income Taxes	Income Tax (Expense) Benefit	Net Income	Earnings Per Diluted Share**
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS
Nine months ended March 31, 2017, as reported	$32.1	$(10.6)	$21.5	$0.45

Special items:
Pension curtailment charge	0.5	(0.1)	0.4	0.01
Income tax item*	—	2.1	2.1	0.04
Total impact of special items	0.5	2.0	2.5	0.05

Nine months ended March 31, 2017, as adjusted	$32.6	$(8.6)	$24.0	$0.50

* Discrete income tax charge recorded as a result of reduced tax benefits claimed in prior years in connection with the Company’s decision to make a $100 million voluntary pension contribution in October 2016.

** Impact per diluted share calculated using weighted average common shares outstanding of 47.1 million for the nine months ended March 31, 2017.

Management believes that earnings per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
FREE CASH FLOW
Net cash provided from operating activities	$73.4	$61.7	$90.7	$36.3
Purchases of property, equipment and software	(25.2)	(18.0)	(80.9)	(63.1)
Proceeds from disposals of property and equipment and assets held for sale	1.9	—	2.0	—
Acquisition of businesses	(13.3)	(35.3)	(13.3)	(35.3)
Proceeds from note receivable from the sale of equity method investment	6.3	6.3	6.3	6.3
Dividends paid	(8.6)	(8.6)	(25.8)	(25.6)

Free cash flow	$34.5	$6.1	$(21.0)	$(81.4)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
NET SALES BY END-USE MARKET
End-Use Market Excluding Surcharge:
Aerospace and Defense	$260.5	$214.0	$696.5	$586.3
Energy	33.3	36.6	91.0	89.5
Transportation	33.9	31.3	94.2	90.5
Medical	37.6	31.6	108.2	79.7
Industrial and Consumer	72.2	66.7	214.0	185.2
Distribution	35.0	32.7	93.9	88.3

Total net sales excluding surcharge	472.5	412.9	1,297.8	1,119.5

Surcharge	99.7	60.7	241.9	170.4

Total net sales	$572.2	$473.6	$1,539.7	$1,289.9